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                                                                   EXHIBIT 10.25





                  TAX INDEMNITY AND DEBT MAINTENANCE AGREEMENT

         This TAX INDEMNITY AND DEBT MAINTENANCE AGREEMENT (this "Agreement"), dated as of_______, 2003, is entered into by and among Ashford Hospitality Trust, Inc. (the "REIT"), Ashford Hospitality Limited Partnership (the "Operating Partnership") and Remington Suites Austin, L.P., Remington Suites Dallas, L.P., Remington Suites Dulles, L.P., Remington Suites Las Vegas, L.P.and Chicago Illinois Hotel Limited Partnership.

                                    RECITALS

         A. In connection with the execution and delivery of the Omnibus Agreement, as defined below, the Contributors have agreed to contribute the Initial Properties to the Operating Partnership in exchange for Units in the Operating Partnership.

         B. The REIT and the Operating Partnership desire to evidence their agreement regarding amounts that may be payable as a result of certain actions being taken by the Operating Partnership regarding its debt and assets.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.1 Definitions.

         "Applicable Tax Rate" means, as to any given Taxable Event, the Tax Rate applicable to income having the same character as that arising from such Taxable Event, for example, by way of illustration and not limitation, (i) the Tax Rate applicable to ordinary income, if the Taxable Event gave rise to ordinary income, or (ii) the Tax Rate applicable to long term capital gain, if the Taxable Event gave rise to long term capital gain.

         "Agreement" has the meaning specified in the Preamble.

         "Code" means the Internal Revenue Code of 1986, as amended, and any replacement to such provisions.

         "Contributor" means one of the limited partnerships identified on Exhibit A hereto and each successor or assign whose acquisition of Units was pursuant to a Permitted Disposition.

         "Current Tax Excess" means with respect to each Taxable Period and each Taxable Event, an amount equal to the product of (i) the taxable income or gain allocable to or otherwise reportable by a Contributor during such Taxable Period resulting from the




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occurrence of the Taxable Event and (ii) the Applicable Tax Rate. For purposes of the foregoing calculation, the taxable income or gain on a taxable sale or taxable disposition of assets of the Operating Partnership will be limited to the amount of any gain or income allocated to a Contributor pursuant to Section 704(c) of the Code (as reduced by any applicable adjustment to the tax basis of the assets of the Operating Partnership with respect to such Contributor pursuant to Section 754 of the Code).

         "Damages" means with respect to each calendar year and each Contributor an amount equal to the sum for each Current Tax Excess during such calendar year of the Current Tax Excess divided by the difference of: one minus the related Applicable Tax Rate.

         "Disposition" means any sale, assignment, pledge, encumbrance, hypothecation, mortgage, exchange, or any swap agreement or other arrangement that transfers all or a portion of the economic consequences associated with the Units of the Contributor, provided that the following shall not constitute
Dispositions: (i) a pledge of all or a portion of the Units of the Contributor to secure bona fide indebtedness that does not exceed sixty percent (60%) of the value of the pledged Units of the Contributor at the time such indebtedness is incurred so long as no foreclosure has occurred; (ii) any pledge of Units to the Operating Partnership; and (iii) a Permitted Disposition.

         "Federal Rate" means, with respect to a Taxable Event, the highest marginal federal income tax rate applicable to income having the same character (e.g., ordinary income or long term capital gain) as that arising from such Taxable Event applicable to the Contributor in effect for the Taxable Period in issue, taking into account the deductibility of state income taxes payable at the related State Tax Rate by the affected Contributor, without regard to any limitations on such deduction applicable solely to such Contributor or its owners.

         "Initial Properties" means all properties, whether real or personal, whether tangible or intangible, contributed by Contributors to the Operating Partnership pursuant to the Omnibus Option Agreement.

         "Omnibus Agreement" means the Omnibus Option Agreement between Ashford Hospitality Limited Partnership, Remington Suites Austin, L.P., Remington Suites Dallas, L.P., Remington Suites Dulles, L.P., Remington Suites Las Vegas, L.P., Chicago Illinois Hotel Limited Partnership and Remington Long Island Hotel, L.P., dated as of May 15, 2003.

         "Original Contributor" means one of the partnership Contributors identified on Exhibit A.

         "Permitted Disposition" means a disposition to (i) a member of the immediate family or an affiliate of the applicable Contributor, (ii) a charitable organization a contribution to which would be deductible pursuant to
Section 170 of the Code, (iii) any partnership, limited liability company or trust, the partners, members or beneficiaries, as applicable, of which are exclusively one or more of the Contributor or members of the




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immediate family or affiliates of the Contributor and/or a charitable organization a contribution to which would be deductible pursuant to Section 170 of the Code, or (iv) a beneficiary, partner, member or shareholder by the trust, partnership, limited liability company or corporation in which such person owns an interest, provided that any such disposition shall not involve a disposition for value (other than the issuance or redemption of an interest in the transferor or a reduction in the transferor's share of liabilities of the Operating Partnership).

         "Permitted Transferee" means any Person who acquires Units pursuant to a Permitted Disposition.

         "Person" means and includes an individual, a general partnership, limited partnership, a joint venture, a corporation (including a business trust), limited liability company, joint stock company, trust, joint venture or other entity, unincorporated association or a governmental authority.

         "Protected Period" means, as to each Original Contributor and its Permitted Transferees the period commencing on the closing date (or the first closing date, if there is more than one closing date) of the contributions of the Initial Properties pursuant to the Omnibus Agreement and ending on the earlier of (i) the tenth anniversary of the closing date (or final closing, if there is more than one closing date) of the contributions pursuant to the Omnibus Agreement or (ii) as to such Original Contributor and its Permitted Transferees, the first date that the Unit Sales Restriction is not satisfied.

         "State Tax Rate" means with respect to each Taxable Event the highest marginal state tax rate applicable to income having the same character (e.g., ordinary income or long-term capital gain) as that arising from such Taxable Event applicable to the Contributor in effect for the Taxable Period in issue; and shall be determined with respect to the state in which such income is taxable to the Contributor or its owners having the highest marginal state tax rate, whether such state is the one in which the applicable property is located or the state of residence of the Contributor or its owners subject to the provisions of Section 2.1(g)(iii). Appropriate adjustments shall be made if more than one non-federal income tax applies within a state.

         "Taxable Period" means with respect to a Taxable Event the calendar year in which such Taxable Event occurs but if during such calendar year the State Tax Rate or Federal Tax Rate changes, each portion of the calendar year having a different Applicable Tax Rate shall be considered a separate Taxable Period.

         "Tax Rate" means with respect to a Taxable Event the sum of (i) the State Tax Rate plus (ii) the Federal Rate.

         "Taxable Event" means, with respect to each Contributor, an event described in Section 2.1(a) giving rise to the requirement of the REIT or the Operating Partnership to pay Damages, subject to the provisions of Section 2.1(g).

         "Units" has the meaning ascribed to it in the Omnibus Agreement.




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         "Units Sale Restriction" means as to any Original Contributor or any of its Permitted Transferees, that the Original Contributor and each of its Permitted Transferees shall have satisfied this requirement with respect to a period if at the end of such period, aggregate Dispositions by the Original Contributor and its Permitted Transferees of Units received pursuant to the Omnibus Agreement have not caused the aggregate Units then owned by the Original Contributor and its Permitted Transferees to be less than twenty-five percent (25%) of the aggregate Units issued to the Original Contributor pursuant to the Omnibus Agreement.

         Section 1.2 Additional Definitions. Capitalized terms used in this Agreement and not defined in Section 1.1 or elsewhere in this Agreement shall have the respective meanings ascribed to such terms in the Omnibus Agreement.

         Section 1.3 Section References. The Article and Section headings herein are for reference only and shall not affect the construction hereof.

         Section 1.4 Interpretation. No provisions of this Agreement shall be interpreted or construed against any person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II
                                     DAMAGES

         Section 2.1 Damages.

         (a) The REIT and the Operating Partnership, jointly and severally, agree to pay to a Contributor, in accordance with Section 2.1(b) below, an amount equal to the Damages incurred by a Contributor as a result of the occurrence of the following events:

                  (i) If, during the Protected Period, there occurs a taxable sale or other taxable disposition of assets of the Operating Partnership or its subsidiaries resulting in the allocation of income or gain to such Contributor under Section 704(c) of the Code; and

                  (ii) If, during the Protected Period, the Operating Partnership fails to maintain indebtedness, constituting non-recourse indebtedness for purposes of Treas. Reg. Section 1.752-3, in an amount of at least $16.0 million and such Contributor is allocated or otherwise required to recognize taxable income or gain as a result of such failure.

         (b) Within 90 days after the occurrence of any event specified in
Section 2.1(a), the REIT or the Operating Partnership will (i) pay all Damages then due to the Contributor and (ii) provide sufficient documentation to support the calculation of the amounts paid.





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         (c) The making of a payment by the REIT or the Operating Partnership under this Section 2.1 shall be the sole and exclusive remedy of the Contributor with respect to any tax liability incurred in connection with this Agreement or the transactions contemplated hereby or thereby.

         (d) Contributor shall have the right to review or audit (i) records of asset sales and disposition by the Operating Partnership and its subsidiaries, and (ii) the calculation of Damages pursuant to this Agreement.

         (e) During the Protected Period, the Operating Partnership will use commercially reasonable efforts to maintain nonrecourse indebtedness in the amount of at least $16 million.

         (f) Nothing contained in this Agreement shall be construed to permit a party to receive a double benefit or compensation with respect to Damages.

         (g) For purposes of determining any Damages under this agreement the following will apply:

                  (i) Each Taxable Event will be determined solely with respect to a single Taxable Period. If a Taxable Event would otherwise result in taxable income or gain allocable to more than one Taxable Period, the taxable income or gain allocable to each Taxable Period will be treated as arising from a separate Taxable Period and as constituting a separate Taxable Event.

                  (ii) The use of the term "allocation" in Section 2.1 shall not be limiting, thus if a Contributor recognizes taxable income or gain with respect to an event described in Section 2.1(a), such event will be a Taxable Event notwithstanding that some portion of such taxable income or gain is not subject to the profit and loss allocation provisions of any partnership agreement applicable to the Operating Partnership or is not reported or not required to be reported on any Schedule K-1 to U.S. Form 1065 or any other federal or state tax report or return required to be filed by the Operating Partnership.

                  (iii) For purposes of determining an Applicable Tax Rate for a Contributor, if the Contributor is a partnership under local law or is otherwise not taxable as an individual for either federal or state tax purposes, (A) the Federal Tax Rate shall be the tax rate which is the greater of any tax rate applicable to individuals or to the type of entity that such Contributor is treated as for federal income tax purposes, and (B) the State Tax Rate shall be the tax rate which is the greater of any tax rate applicable to individuals or to the type of entity that such Contributor is treated as by such taxing jurisdiction, and (C) no other adjustment shall be made if any income or gain arising from a Taxable Event is taxable to both the Contributor and its owners. If a Contributor is not an individual, any





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         State Tax Rate required to be determined with respect to the residence of the individuals that own such Contributor shall be determined with respect to the state having those individuals as residents that have the greatest total percentage ownership interest in such Contributor. Solely for purposes of determining an Applicable Tax Rate, any Permitted Disposition, other than to the owners of the Contributor, shall be ignored.

                  (iv) Each Taxable Event will be determined solely with respect to a single character of income or gain. If a Taxable Event would otherwise result in items of taxable income or gain having more than one character, each item of taxable income or gain having the same character shall be treated as a separate Taxable Event.

                                   ARTICLE III
                          CONDUCT OF AUDITS, LITIGATION

         Section 3.1 No Contributor shall have any right to participate in (i) any audit, conference or other proceeding with the Internal Revenue Service or the relevant state or local authorities, or any judicial proceedings concerning the determination of the tax liability of the REIT, the Operating Partnership or any of their subsidiaries, (ii) any administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of any such proceeding or (iii) any compromise or settlement of any adjustment or deficiency proposed, asserted or assessed as a result of any such proceeding.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1 Amendment and Waivers. Any provision of this Agreement may be amended or waived by a Contributor, but only as to itself or himself and not any other Contributor, if, but only if, such amendment or waiver is in writing and is signed by the REIT, the Operating Partnership and the relevant Contributor.

         Section 4.2 Successors and Assigns. This Agreement shall be binding the REIT, the Operating Partnership, the Contributors and their respective successors and assigns. If any Contributor constituting a partnership under local law distributes one or more Units to one or more of its partners, each such partner shall be a "Contributor" for purposes of this Agreement without the necessity of any amendment of this Agreement and no consent or waiver of the REIT, the Operating Partnership or any other Contributor shall be required.

         Section 4.3 Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight, registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service,

         If to the REIT, at the following address or facsimile number for the
REIT:




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                  14180 Dallas Parkway, 9th Floor
                  Dallas, Texas 75254
                  Attention:
                             ---------------------------------
                  Facsimile No.:
                                 -----------------------------


         If to the Operating Partnership, at the following address or facsimile number for the Operating Partnership:

                  14180 Dallas Parkway, 9th Floor
                  Dallas, Texas 75254
                  Attention:
                             ---------------------------------
                  Facsimile No.:
                                 -----------------------------


         If to a Contributor, at the address or facsimile number for the relevant Contributor set forth on Exhibit A:

         or at such other address or number as shall be designated by the REIT, the Operating Partnership or a Contributor in a notice to other parties to this Agreement. All such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular mail, on the date actually received by the addressee; (B) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt; (C) in the case of a notice delivered by hand, when personally delivered; (D) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (E) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

         Section 4.4 Separability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

         Section 4.5 Entire Agreement. This Agreement sets forth all of the covenants, agreements, conditions, understandings, warranties and representations of the REIT, the Operating Partnership and the Contributors relative to the subject matter hereof, and any previous agreement among such parties with respect to the subject matter hereof is superseded by this Agreement.

         Section 4.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.




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         IN WITNESS WHEREOF, this Agreement to be duly executed and delivered by the general partner or duly authorized officer of each of the parties hereto, to be effective as of the date first above written.

                                    ASHFORD HOSPITALITY TRUST,
                                    INC., A MARYLAND CORPORATION



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:   Vice President



                                    ASHFORD HOSPITALITY LIMITED
                                    PARTNERSHIP, A DELAWARE LIMITED
                                    PARTNERSHIP


                                    By:      Ashford OP General Partner L.L.C.,
                                             its General Partner



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:   Vice President



                                    CONTRIBUTORS


                                    REMINGTON SUITES AUSTIN, L.P.

                                    By:      Remington Suites Austin, Inc.,
                                             as general partner

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------





Exhibit A - Contributors



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                                    REMINGTON SUITES DALLAS, L.P.

                                    By:      Remington Suites Dallas, Inc.,
                                             as general partner

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                    REMINGTON SUITES DULLES, L.P.

                                    By:      Remington Suites Dulles, Inc.,
                                             as general partner

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                    REMINGTON SUITES LAS VEGAS,  L.P.

                                    By:      Remington Suites Las Vegas, Inc.,
                                             as general partner

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                    CHICAGO ILLINOIS HOTEL LIMITED PARTNERSHIP

                                    By:      Illinois Hotel II Corp.,  as
                                             general partner

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------